UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 24, 2014

Date of Report (Date of earliest event reported)

DIRECTV

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34554	26-4772533
(Commission File Number)	(IRS Employer Identification No.)

2260 East Imperial Highway
El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

(310) 964-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 24, 2014, DIRECTV Holdings LLC (“Holdings”) and DIRECTV Financing Co., Inc. (together with Holdings, the “Issuers”), which are indirect, wholly-owned subsidiaries of DIRECTV, completed the previously announced redemption of all of the outstanding $1,000.0 million 4.750% Senior Notes due 2014 (the “2014 Notes”). The Issuers redeemed the 2014 Notes at a price of 101.871% of the principal amount of notes redeemed, or approximately $1,018.7 million in total, plus approximately $3.0 million of accrued and unpaid interest to the redemption date. The 2014 Notes have been cancelled in accordance with the terms of the indenture governing the 2014 Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTV

	By:	/s/ Larry D. Hunter
Name: Larry D. Hunter
Title: Executive Vice President and
General Counsel

Date: April 24, 2014